EXHIBIT 10.2

Option:

GRANITE CITY FOOD & BREWERY LTD.

STOCK OPTION AGREEMENT

PURSUANT TO 1997 STOCK OPTION PLAN

Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), hereby grants to                                    (the “Optionee”), an option (the “Option”) to purchase a total of                  shares of Common Stock (the “Shares”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Granite City Food & Brewery Ltd. 1997 Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

1.                                       Nature of the Option.  This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

2.                                       Exercise Price.  The exercise price for each share of Stock is $          .  The Board has determined that this price is not less than the fair market value per share of the Stock on the date of grant.

3.                                       Exercise of Option.  This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

(i)                                     Right to Exercise.

(a)                                  Subject to subsections 3(i)(b), (c), (d) and (e) below, this Option shall be exercisable                                                        .

(b)                                 This Option must be exercised for at least 100 shares, and may not be exercised for a fraction of a share of Stock.

(c)                                  In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the limitations contained in subsections 3(i)(d) and (e).

(d)                                 In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

(e)                                  To the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Nonstatutory Stock Options.  For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they were granted, and (ii) the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares was granted.

(ii)                                  Method of Exercise.  This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the

Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such shares of Stock as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Chief Executive Officer of the Company.  The written notice shall be accompanied by payment of the exercise price.  Until certificates for the Shares are issued to the Optionee, such Optionee shall not have any rights as a shareholder of the Company.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4.                                       Optionee’s Representations.  In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Act, at the time this Option is exercised, the Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as an exhibit.

5.                                       Method of Payment.  Payment of the exercise price shall be by (i) cash; (ii) check, bank draft or money order; (iii) if authorized by the Board, by delivery of shares of Stock (valued at the fair market value thereof on the date of exercise); or (iv) by delivery of a combination of cash and Stock.  The Board may, in order to prevent any possible violation of law, require the payment price to be paid in cash.

6.                                       Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7.                                       Termination of Status as an Employee.  In the event of Termination, Optionee may, but only within three months after the date of Termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent that he was entitled to exercise it at the date of Termination.  To the extent that he was not entitled to exercise this Option at the date of Termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.  “Termination” shall be defined as termination of Optionee’s employment by the Company provided that such termination is not for misconduct (as discussed in Section 11.4 of the Plan).

In the event Optionee terminates employment voluntarily or is terminated by the Company for misconduct (as discussed in Section 11.4 of the Plan), any unvested option shall terminate immediately.

8.                                       Disability of Optionee.  Notwithstanding the provisions of Section 7 above, in the event of termination of Optionee’s status as an employee as a result of his Disability, he may, but only within one year from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise his Option to the extent he was entitled to exercise it at the date of such termination.  To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

9.                                       Death of Optionee.  In the event of the death of Optionee:

(i)                                     during the term of this Option and while an employee of the Company and having been in continuous employment (as determined by the Board in its sole discretion) since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise the Option at the date of death; or

(ii)                                  within three months after termination, the Option may be exercised, at any time within nine (9) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

10.                                 Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him.  The terms of this Option shall be binding upon the Optionee and his personal representatives, heirs, successors and assigns.

11.                                 Term of Option.  This Option may not be exercised after                          ,         , and may be exercised only in accordance with the Plan and the terms of this Option.

12.                                 Early Disposition of Stock.  Optionee understands that if he disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to him, he may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of disposition.  The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred to Optionee.  Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition.  Optionee understands that if he disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

13.                                 Plan Interpretation.  Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board and, where applicable, the Committee, upon questions arising under the Plan.

DATE OF GRANT:                          ,            .

GRANITE CITY FOOD & BREWERY LTD.

By:
Steven J. Wagenheim
Chief Executive Officer

OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 1997 STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Optionee (signature)

Name and address of Optionee
(type or print):